                                                                    EXHIBIT 10.1



                            STOCK PURCHASE AGREEMENT


                                      among

                        HEALTH MANAGEMENT SYSTEMS, INC.,


                              AVEGA PARTNERS, INC.,


                               ROBERT V. NAGELHOUT


                                       and

                                 THOMAS KAZAMEK


                          Dated as of December 11, 2001

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I                  SALE AND TRANSFER OF SHARES; CLOSING; PURCHASE PRICE AND ADJUSTMENTS...................1

         SECTION 1.01.  Sale and Transfer of Shares; Purchase Price...............................................1
         SECTION 1.02.  Delivery of Shares and Payment of Purchase Price..........................................1
         SECTION 1.03.  Closing...................................................................................2
         SECTION 1.04.  Interim Period Payment....................................................................2
         SECTION 1.05.  HCA Earnout...............................................................................3
         SECTION 1.06.  Resolution of Differences.................................................................5
         SECTION 1.07.  Cooperation of the Parties................................................................5

ARTICLE II                 REPRESENTATIONS AND WARRANTIES AS TO THE SELLER, THE COMPANY AND THE SHARES............6

         SECTION 2.01.  Organization, Qualifications and Corporate Power; Subsidiaries............................6
         SECTION 2.02.  Authorization of Agreements, Etc..........................................................6
         SECTION 2.03.  Validity..................................................................................7
         SECTION 2.04.  Capitalization of the Company.............................................................7
         SECTION 2.05.  Financial Statements......................................................................8
         SECTION 2.06.  Absence of Undisclosed Liabilities........................................................8
         SECTION 2.07.  Absence of Certain Changes or Events......................................................8
         SECTION 2.08.  Governmental Approvals...................................................................10
         SECTION 2.09.  Title to Properties, Absence of Liens and Encumbrances...................................10
         SECTION 2.10.  List of Properties, Contracts and Other Data.............................................11
         SECTION 2.11.  Intangible Rights........................................................................11
         SECTION 2.12.  Software.................................................................................12
         SECTION 2.13.  Litigation, Etc..........................................................................12
         SECTION 2.14.  Taxes....................................................................................13
         SECTION 2.15.  Governmental Authorizations and Regulations..............................................14
         SECTION 2.16.  Labor Matters............................................................................15
         SECTION 2.17.  Insurance................................................................................15
         SECTION 2.18.  Use of Real Property.....................................................................15
         SECTION 2.19.  Condition of Assets......................................................................15
         SECTION 2.20.  Accounts Receivable......................................................................16
         SECTION 2.21.  Books and Records; Bank Accounts; Proxies................................................16
         SECTION 2.22.  Employee Benefit Plans...................................................................16
         SECTION 2.23.  Related Party Transactions...............................................................16
         SECTION 2.24.  Environmental Matters....................................................................17
         SECTION 2.25.  Absence of Certain Business Practices....................................................17
         SECTION 2.26.  Brokers' or Finders' Fees................................................................18

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES...............................18

         SECTION 3.01.  Power and Authority......................................................................18
         SECTION 3.02.  Authorization of Agreements, Etc.........................................................18
         SECTION 3.03.  Validity.................................................................................19
         SECTION 3.04.  Governmental Approvals...................................................................19
         SECTION 3.05.  Litigation Relating to the Transactions Contemplated Hereby..............................19
         SECTION 3.06.  Acknowledgment by Nagelhout and Kazamek..................................................19
         SECTION 3.07.  Availability of Funds....................................................................19
         SECTION 3.08.  Brokers' or Finders' Fees................................................................19

ARTICLE IV                 PRE-CLOSING COVENANTS AND AGREEMENTS..................................................20

         SECTION 4.01.  Certain Covenants of the Seller..........................................................20
         SECTION 4.02.  Certain Covenants of Nagelhout, Kazamek and the Purchaser................................21
         SECTION 4.03.  Settlement of Intercompany Accounts; Retention of Cash Balances..........................22
         SECTION 4.04.  Transfer of Certain Assets...............................................................22
         SECTION 4.05.  Books and Records........................................................................23
         SECTION 4.06.  Publicity................................................................................23

ARTICLE V                  CONDITIONS PRECEDENT..................................................................23

         SECTION 5.01.  Conditions Precedent to the Obligations of the Purchaser.................................23
         SECTION 5.02.  Conditions Precedent to the Obligations of the Seller....................................27

ARTICLE VI                 POST-CLOSING COVENANTS AND AGREEMENTS.................................................29

         SECTION 6.01.  Covenant Not to Compete..................................................................29
         SECTION 6.02.  Certain Tax Matters......................................................................30
         SECTION 6.03.  Names....................................................................................31
         SECTION 6.04.  Receivables..............................................................................31
         SECTION 6.05.  Cooperation..............................................................................31
         SECTION 6.06.  Foreign Jurisdiction Filings.............................................................32
         SECTION 6.07.  Survival.................................................................................32

ARTICLE VII                INDEMNIFICATION.......................................................................32

         SECTION 7.01.  Survival of Representations, Warranties and Covenants....................................32
         SECTION 7.02.  Indemnity................................................................................32
         SECTION 7.03.  Limitations on Indemnity.................................................................34
         SECTION 7.04.  Conditions of Indemnification............................................................34
         SECTION 7.05.  Other Claims.............................................................................35

         SECTION 7.06.  Certain Pending Causes of Action.........................................................36
         SECTION 7.07.  Remedies Cumulative......................................................................36

ARTICLE VIII               TERMINATION OF AGREEMENT..............................................................36

         SECTION 8.01.  Termination of Agreement Prior to Closing................................................36
         SECTION 8.02.  Method and Effect of Termination.........................................................37

ARTICLE IX                 MISCELLANEOUS.........................................................................37

         SECTION 9.01.  Specific Performance.....................................................................37
         SECTION 9.02.  Expenses, Etc............................................................................37
         SECTION 9.03.  Execution in Counterparts................................................................38
         SECTION 9.04.  Notices..................................................................................38
         SECTION 9.05.  Waivers..................................................................................39
         SECTION 9.06.  Amendments, Supplements, Etc.............................................................39
         SECTION 9.07.  Entire Agreement.........................................................................39
         SECTION 9.08.  Applicable Law...........................................................................40
         SECTION 9.09.  Further Assurances.......................................................................40
         SECTION 9.10.  Interpretation...........................................................................40
         SECTION 9.11.  Binding Effect; Benefits.................................................................40
         SECTION 9.12.  Assignability............................................................................41

                        INDEX TO EXHIBITS AND SCHEDULES

         Exhibit           Description
         -------           -----------
         A                 Form of Bill of Sale
         B                 Form of Stay-in-Place Assignment and Assumption Agreement
         C                 Form of Transition Agreement
         D                 Form of Mutual Release
         E                 Form of El Segundo Office Agreement

         Schedule          Description
         --------          -----------
         2.01              Exceptions to Foreign Qualifications and Good Standing
         2.02              No Violation
         2.05              September 30, 2001 Balance Sheet
         2.06              Undisclosed Liabilities
         2.07              Changes Since the Balance Sheet Date
         2.10              List of Contracts and Other Data
         2.10A             Exceptions to Contracts
         2.11              Intangible Rights
         2.12              Software
         2.13              Litigation
         2.14              Tax Matters
         2.17              Insurance
         2.20              Accounts Receivable
         2.21              Bank Accounts; Proxies
         2.22              Employee Benefit Matters
         2.23              Related Party Transactions
         4.04(a)           Transferred Assets
         4.04(b)           Stay-In-Place/Separation Agreements
         4.04(c)           Assigned Agreements
         6.01              Competing Products

                             INDEX TO DEFINED TERMS

                   THIS INDEX IS INCLUDED FOR CONVENIENCE ONLY
                 AND DOES NOT CONSTITUTE A PART OF THE AGREEMENT

         Term                                                          Reference
         ----                                                          ---------
Amendment                                                              Recitals
Ancillary Agreements                                                   2.02(a)
Asset Transfer                                                         4.04(a)
Assignment and Assumption Agreements                                   4.04(c)
Assigned Agreements                                                    4.04(c)
Balance Sheet Date                                                     2.05
Bill of Sale                                                           4.04(a)
Closing                                                                1.03
Closing Date                                                           1.03
Code                                                                   2.14(a)
Company                                                                Recitals
Company Common Stock                                                   Recitals
Confidentiality Agreement                                              4.02(d)
Damages                                                                7.02(a)
Effective Date                                                         1.03
El Segundo Office Agreement                                            5.01(n)
Environmental Law                                                      2.24(b)
Environmental Permit                                                   2.24(b)
ERISA                                                                  2.22
Existing HCA Contracts                                                 1.05(a)
Expenses                                                               9.02(a)
Event Notice                                                           1.05(c)
Fairness Opinion                                                       6.01(i)
Financial Statements                                                   2.05
Financing                                                              3.07
GAAP                                                                   2.05
Governmental Permits                                                   2.15(a)
HCA                                                                    1.05(a)
HCA Recurring Revenue                                                  1.05(b)
HCA Earnout Amount                                                     1.05(b)
HCA Notification                                                       1.05(a)
HCA Revenue Statement                                                  1.05(c)
Intangible Rights                                                      2.10(c)(i)
Interim Period                                                         1.04(a)
Interim Period Disbursements                                           1.04(a)
Interim Period Receipts                                                1.04(a)
Interim Period Statement                                               1.04(a)
Kazamek                                                                Recitals
Liens                                                                  2.02(b)
Material Adverse Effect                                                2.05
Measuring Period                                                       1.05(b)(ii)

         Term                                                          Reference
         ----                                                          ---------
Nagelhout                                                              Recitals
New HCA Agreement                                                      1.05(b)(i)
Non-HCA Revenue                                                        1.05(b)
Permitted Liens                                                        2.09
Plan                                                                   2.22
Purchase Price                                                         1.01(b)
Purchaser                                                              Recitals
Purchaser Indemnified Group                                            7.02(a)
Purchaser Parties                                                      Recitals
Real Property                                                          2.24(a)
Related Party                                                          2.23
Release                                                                5.01(m)
Returns                                                                2.14(a)
Seller                                                                 Recitals
Seller Indemnified Group                                               7.02(b)
Shares                                                                 Recitals
Software                                                               2.12(a)
Stay-In-Place Agreements                                               4.04(b)
Taxes                                                                  2.14(a)
Taxing Authorities                                                     2.14(a)
Third Party Claim                                                      7.04(a)
Total HCA Revenue                                                      1.05(b)
Transferred Assets                                                     4.04(a)
Transition Agreement                                                   5.01(l)

                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT dated as of December 11, 2001 between HEALTH MANAGEMENT SYSTEMS, INC., a New York corporation (the "Seller"), AVEGA PARTNERS, INC., a California corporation (the "Purchaser"), ROBERT V. NAGELHOUT ("Nagelhout") and THOMAS KAZAMEK ("Kazamek"; and, together with the Purchaser and Nagelhout, the "Purchaser Parties").

                              W I T N E S S E T H:

                  WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock of Health Care microsystems, Inc., a California corporation (the "Company"), consisting of 1,000 shares (the "Shares") of Common Stock, no par value per share ("Company Common Stock");

                  WHEREAS, on the terms and subject to the conditions hereinafter set forth, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, all of the Shares;

                  NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I
                      SALE AND TRANSFER OF SHARES; CLOSING;
                         PURCHASE PRICE AND ADJUSTMENTS

                  SECTION 1.1. Sale and Transfer of Shares; Purchase Price. (a) On the Closing Date, subject to the terms and conditions set forth herein, the Seller shall sell and transfer to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Shares free and clear of all Liens.

                  (b) The purchase price for the Shares (the "Purchase Price") shall be $9,785,000, adjusted in accordance with Section 1.04 after the Closing Date. The Purchase Price payable at Closing shall consist of (i) a cash payment to the Seller in the amount of $9,195,500, (ii) the assumption by the Company of an aggregate $564,500 in retention bonus obligations of the Seller pursuant to the Stay-In-Place Assignment Agreement and (iii) the retention of $25,000 by the Purchaser in satisfaction of the Seller's obligation to reimburse the Purchaser for a portion of certain fees and expenses pursuant to Section 9.02(a).

                  SECTION 1.2. Delivery of Shares and Payment of Purchase Price. (a) On the Closing Date, against delivery of the Purchase Price, the Seller shall deliver to the Purchaser certificates in definitive form, registered in the name of the Seller, evidencing the Shares being purchased by the Purchaser hereunder, duly endorsed for transfer or accompanied by stock trans-fer powers duly endorsed in blank, with all requisite stock transfer Taxes paid and stamps affixed.

                  (b) On the Closing Date, against delivery of the certificates evidencing the Shares as aforesaid, the Purchaser shall pay the cash component of the Purchase Price (or $9,195,000) to the Seller by wire transfer of immediately available funds to the following account of the Seller: Health Management Systems, Inc., c/o Chase Manhattan Bank, 1166 Avenue of the Americas, New York, New York, Account #0971-106307, ABA# 021-0000-21.

                  SECTION 1.3. Closing. The closing of the sale and transfer of the Shares pursuant to Sections 1.01 and 1.02 (the "Closing") shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, or at such other location as the Seller and the Purchaser mutually agree, at 10:00 a.m. (EDT) on December 11, 2001, or at such other time and on such other date as the Seller and the Purchaser mutually agree (such date and time of Closing being herein called the "Closing Date"). The Closing shall be deemed to be effective for tax and accounting purposes as of the close of business on November 30, 2001 (the "Effective Date").

                  SECTION 1.4. Interim Period Payment. (a) As promptly as practicable after the Closing Date, but in no event later than 35 days after the Closing Date, the Company shall deliver to the Seller and the Purchaser a statement (the "Interim Period Statement") presenting the Company's cash receipts (the "Interim Period Receipts") and the Company's cash disbursements (the "Interim Period Disbursements"), in each case during the period commencing on the Balance Sheet Date and continuing through the close of business on the Closing Date (the "Interim Period"). Included as a component of the Interim Period Disbursements will be items incurred during the Interim Period by the Seller on behalf of the Company which are currently accounted for through the Intercompany Accounts Payable/Intercompany Accounts Receivable accounts for the following business expenses: (i) flexible spending and health, life and disability insurance premiums, (ii) 401(k) employer contributions, (iii) wide-area-network data line connectivity costs, (iv) Genesys Teleconferencing for conference calls and (v) Tiffany & Company for employee service awards. These Interim Period Receipts and Interim Period Disbursements (exclusive of the Intercompany items described above) being defined respectively as increases to cash and decreases to cash according to GAAP. Promptly following receipt of the Interim Period Statement, the Seller and the Purchaser shall review the same and each of the Seller and the Purchaser shall use their best efforts to resolve any differences between them regarding the Interim Period Statement within the 10-day period following the Seller's and the Purchaser's receipt thereof. If the Seller and the Purchaser resolve all such differences and each sign a certificate to that effect, then the Interim Period Statement shall be final and binding on all the parties to this Agreement as of the date of such certificate. If by the end of such 10-day period, the Seller and the Purchaser cannot resolve any of such differences or can only resolve some of such differences, the items as to which such parties have agreed shall thereafter be final and binding on all the parties to this Agreement and the remaining differences shall be resolved as provided in Section 1.06; provided, however, that the accounting firm's written report described in Section 1.06 shall be delivered not later than 20 days after the expiration of the aforementioned 10-day period.

                  (b) Within five days after either the acceptance by the Seller and the Purchaser of the Interim Period Statement or the receipt by the Seller and the Purchaser of the report prepared by the independent accountants as provided above: (i) if during the Interim Period the Interim Period Receipts are greater than the Interim Period Disbursements, then the Seller shall pay to the Purchaser an amount equal to the excess of the Interim Period Receipts over the Interim Period Disbursements; and (ii) if during the Interim Period the Interim Period Receipts are less than the Interim Period Disbursements, then the Purchaser shall pay to the Seller an amount equal to the shortfall of the Interim Period Receipts over the Interim Period Disbursements.

                  SECTION 1.5. HCA Earnout. (a) The Seller has received a copy of the letter dated June 27, 2001 from HCA Information Technology & Services ("HCA") notifying the Company in writing (the "HCA Notification") that HCA is planning to begin the wind-down of the Company's Product Management products currently being licensed and maintained through its current master agreement, software license, call center and maintenance contracts with the Company (collectively, the "Existing HCA Contracts"). Neither Nagelhout nor Kazamek has received any representation from HCA that contradicts HCA's intentions as stated in the HCA Notification or has knowledge of any new agreements being entered into between the Company and HCA, other than extensions of the Existing HCA Contracts in the ordinary course of business.

                  (b)  In the event that:

                           (i) (A) the Company (or any of its subsidiaries) and
HCA enter into a software license and/or other similar or related agreements (collectively, the "New HCA Agreement") for the Company's Alliance for Decision Support product or (B) HCA gives the Company written notification to reverse its decision to replace the Product Management products currently being licensed and maintained under the Existing HCA Contracts, in each case within 120 days after the Effective Date; and

                           (ii) the Total HCA Revenue for the two-year period
after the Balance Sheet Date (the "Measuring Period") is equal to at least $8,250,000; and

                           (iii) the HCA Recurring Revenue for the Measuring
Period is equal to at least $6,000,000; and

                           (iv) the Company's Non-HCA Revenue for the Measuring
Period is equal to at least $39,390,000;

then the Company shall pay to the Seller an amount (the "HCA Earnout Amount") equal to 20% of the HCA Recurring Revenue in excess of $6,000,000 earned by the Company and/or its subsidiaries during the Measuring Period; provided, however, that the HCA Earnout Amount shall not exceed $1,000,000. The HCA Earnout Amount shall be payable in four equal semi- annual installments over the 24-month period following the end of the Measuring Period.

                  For purposes of this Agreement, the following terms have the meanings set forth below: "HCA Recurring Revenue" means all Alliance for Decision Support or Product Management processing center and maintenance fees earned (net of any bad debt or allowances) by the Company and/or its subsidiaries under the New HCA Agreement or Existing HCA Contracts, as the case may be.

          "Total HCA Revenue" means all Alliance for Decision Support or Product Management license, implementation and training fees earned (net of any bad debt or allowances) by the Company and/or its subsidiaries under the New HCA Agreement or the Existing HCA Contracts, as the case may be, plus all HCA Recurring Revenue.

          "Non-HCA Revenue" means all revenues earned (net of any bad debt or allowances) by the Company and its subsidiaries, except for Total HCA Revenue.

                  (c) As promptly as practicable after the expiration of the 120-day period following the Effective Date, the Purchaser shall give written notice to the Seller (the "Event Notice") if none of the events specified in
Section 1.05(b)(i) has occurred during such 120-day period. If the Seller disputes the findings of the Purchaser, the Seller shall notify the Purchaser in writing within 30 days from the Event Notice setting forth in reasonable detail the event that has occurred under Section 1.05(b)(i). If no such dispute notice is received by the Purchaser in such 30-day period from the Event Notice, then neither party shall have any further obligation or liability to the other party under this Section 1.05. If a dispute notice is received by the Purchaser in such 30-day period, each of the Seller and the Purchaser shall use their best efforts to resolve any differences between them regarding the occurrence of events under Section 1.05(b)(i) within the 30-day period following the Purchaser's receipt thereof. If the Seller and the Purchaser resolve all such differences and each sign a certificate to that effect, then the determination of events under Section 1.05(b)(i), as so agreed, shall be deemed final and binding on all the parties to this Agreement as of the date of such certificate. If by the end of such 30-day period, the Seller and the Purchaser cannot resolve any of such differences or can only resolve some of such differences, the items as to which such parties have agreed shall thereafter be final and binding on all of the parties to this Agreement and the remaining differences shall be resolved as provided in Section 1.06; provided, however, that the accounting firm's written report described in Section 1.06 shall be delivered not later than 30 days after the expiration of the aforementioned 30-day period.

                  (d) If an event under Section 1.05(b)(i) has occurred as determined in accordance with Section 1.05(c), as promptly as practicable after the determination of the applicable revenue figures for the Measuring Period, but in no event later than 45 days after the end of the Measuring Period, the Company shall deliver to the Seller a statement (the "HCA

Revenue Statement") consisting of (i) calculations of the Total HCA Revenue and the HCA Recurring Revenue for the Measuring Period and the corresponding revenue figures for the applicable pre-Closing period, (ii) a calculation of the Company's Non-HCA Revenue for the Measuring Period, (iii) a calculation of the HCA Earnout Amount, if any, and (iv) a summary of the information used in connection with such calculations. Promptly upon receipt of the HCA Revenue Statement, the Seller shall review the same and each of the Seller and the Company shall use their best efforts to resolve any differences between them regarding the HCA Revenue Statement within the 30-day period following the Seller's receipt thereof. If the Seller and the Company resolve all such differences and each sign a certificate to that effect, then the HCA Revenue Statement, as so adjusted, shall be deemed final and binding on all the parties to this Agreement as of the date of such certificate. If by the end of such 30-day period, the Seller and the Company cannot resolve any of such differences or can only resolve some of such differences, the items as to which such parties have agreed shall thereafter be final and binding on all of the parties to this Agreement and the remaining differences shall be resolved as provided in Section 1.06; provided, however, that the accounting firm's written report described in
Section 1.06 shall be delivered not later than 30 days after the expiration of the aforementioned 30-day period.

                  SECTION 1.6. Resolution of Differences. To resolve those differences relating to the Interim Period Statement, the Event Notice or the HCA Revenue Statement, as the case may be, that are not resolved pursuant to
Section 1.04(a), 1.05(c) or 1.05(d), as applicable, the Seller and the Purchaser shall jointly retain Deloitte & Touche LLP, or such other independent accounting firm of nationally recognized standing as mutually determined by the Seller and the Purchaser, acting through one or more audit partners knowledgeable in auditing businesses comparable to that of the Company, and using such dispute resolution procedures as such parties may agree (or, in the absence of such agreement, as such accounting firm shall determine in its discretion), to review and resolve any remaining differences and to deliver a written report to the Seller and the Purchaser of its determination of the proper resolution of such remaining differences. The independent accounting firm shall be instructed by the Seller and the Purchaser to deliver its written report within the time periods set forth in Section 1.04(a), 1.05(c) or 1.05(d), as applicable. The Interim Period Statement, the Event Notice or the HCA Revenue Statement, as the case may be, after giving effect to such further adjustments, if any, set forth in such written report, shall be deemed final and binding on all of the parties on the date such written report is provided to the Seller and the Purchaser by such independent accounting firm.

                  SECTION 1.7. Cooperation of the Parties. Each of the Seller and the Purchaser shall make available (and shall cause the Company to make available) to each other and their respective accountants, and, if applicable, the independent accounting firm referred to in Section 1.06, such books, records and other information (including work papers) as any of them may reasonably request of the other to prepare the calculations and certificates and conduct the reviews contemplated by Sections 1.04, 1.05 and 1.06. The fees and expenses of any independent accounting firm mutually selected pursuant to Section 1.06 shall be borne 50% by the Seller and 50% by the Purchaser.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                  AS TO THE SELLER, THE COMPANY AND THE SHARES

                  The Seller hereby represents and warrants to the Purchaser Parties as follows. Unless otherwise set forth in this Article II, such representations and warranties are being made by the Seller on the date hereof assuming the effectiveness as of the date hereof of the Asset Transfer.

                  SECTION II.1. Organization, Qualifications and Corporate Power; Subsidiaries. (a) Each of the Seller and the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Seller and the Company is duly licensed or qualified as a foreign corporation to do business, and is in good standing, in each other jurisdiction in which it owns or leases any real property or in which the character and location of its properties and assets owned or leased or the nature of its activities makes such licensing or qualification necessary, except such jurisdictions where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. The Company is currently not so licensed, qualified or in good standing in the jurisdictions set forth on Schedule 2.01. Each of the Seller and the Company has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as currently conducted.

                  (b) The Seller has previously made available to the Purchaser or its counsel complete and correct copies of the Articles of Incorporation and Bylaws of the Company, each as in effect on the date hereof.

                  (c) The Company does not own of record or beneficially, directly or indirectly, or have any obligation to acquire (i) any shares of capital stock or securities convertible into or exchangeable for capital stock of any other corporation or (ii) any participating or equity interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise. The Company is not subject to any obligation or requirement to make any investment in or provide funds for (in the form of a loan, capital contribution or otherwise) in any corporation or other non-corporate business enterprise.

                  SECTION II.2. Authorization of Agreements, Etc. (a) The Seller has all requisite corporate power and authority to execute and deliver this Agreement and all related documents, certificates, instruments and agreements to be delivered at Closing or otherwise in connection with this Agreement (collectively, the "Ancillary Agreements") to which it is a party, and to perform its obligations hereunder and thereunder.

                  (b) The execution, delivery and performance by the Seller of this Agreement and the Ancillary Agreements to which it is a party have been duly authorized by all requisite corporate action on the part of the Seller. Neither the execution and delivery by the Seller of this

Agreement and the Ancillary Agreements to which it is a party nor the performance by the Seller of its obligations hereunder and thereunder, will (i) violate any provision of law or any governmental regulation or order of any court or other agency of government that is applicable to the Seller or the Company, (ii) violate the Certificate of Incorporation or Bylaws of the Seller or the Company, (iii) violate any judgment, award or decree applicable to the Seller or the Company, (iv) except as set forth on Schedule 2.02, violate any provision of any note, indenture, agreement, lease or other instrument to which the Seller or the Company is a party, or by which the Seller or the Company or any of their respective properties or assets are bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such note, indenture, agreement, lease or other instrument, (v) result in the creation or imposition of any liens, pledges, security interests, mortgages, options, restrictions, demands, charges or other encumbrances or claims ("Liens") upon any of the properties or assets of the Company or the Shares, or (vi) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Governmental Permit of the Company, except, in the case of clauses (i), (iii) or (iv) above, where any such violation, conflict, breach or default would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the Seller's ability to perform its obligations under this Agreement or any of the Ancillary Agreements to which it is a party.

                  SECTION II.3. Validity. This Agreement has been duly executed and delivered by the Seller and constitutes, and each of the Ancillary Agreements to which the Seller is to be a party, when executed and delivered by the Seller as contemplated hereby, will constitute, the legal, valid and binding obligation of the Seller, enforceable against it in accordance with their respective terms.

                  SECTION II.4. Capitalization of the Company. (a) The authorized capital stock of the Company consists of 1,000 shares of Company Common Stock, all of which have been duly authorized, are validly issued and outstanding, fully paid and nonassessable and owned beneficially and of record by the Seller free and clear of all Liens. The Shares were issued in compliance with all applicable securities laws, and are not subject to, nor were they issued in violation of, any preemptive rights. Since February 14, 1995, no shares of any of the capital stock of the Company have been issued, canceled, repurchased or redeemed nor have there been any changes in the capitalization of the Company, and neither the Company nor the Seller has any obligation, understanding, agreement or commitment that would require the Company to issue, cancel, repurchase or redeem any capital stock of the Company. The Seller has no obligation, understanding, agreement or commitment that could require the Seller to sell, transfer or otherwise dispose of any of the capital stock of the Company, other than this Agreement. Upon the delivery by the Seller of certificates evidencing the Shares, duly endorsed for transfer or accompanied by stock transfer powers duly endorsed in blank, to the Purchaser pursuant to
Section 1.02(a), against payment of the Purchase Price as provided in Section 1.02(b), the Seller will transfer valid title to the Shares to the Purchaser, free and clear of any and all Liens.

                  (b) Except as expressly contemplated by this Agreement, (i) no subscription, warrant, option, call, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets, (iii) the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire, convert or exchange any shares of the capital stock of the Company or any interest therein or to pay any dividend or make any other distribution in respect thereof, (iv) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company and (v) there is not any agreement relating to the voting, transfer or registration under any securities laws of any Company Common Stock nor any outstanding proxies with respect thereto.

                  SECTION II.5. Financial Statements. The Company has previously delivered to the Purchaser the unaudited balance sheet of the Company as of September 30, 2001 (the "Balance Sheet Date"), a copy of which is attached as
Schedule 2.05 (the "Balance Sheet"), and the unaudited balance sheets and statements of income as of and for the fiscal years ended October 31, 2000 and October 31, 1999 (collectively with the Balance Sheet, the "Financial Statements"). The Financial Statements (i) are consistent with and were derived from the Company's books and records as maintained by the Company in the ordinary course of business, (ii) were prepared in accordance with United States generally accepted accounting principals consistently applied ("GAAP") and (iii) fairly present the financial position of the Company and the results of its operations as of the dates and periods covered thereby, subject to normal, recurring year-end adjustments. To the Seller and the Company's knowledge, since the Balance Sheet Date, no event has occurred which could reasonably be expected to have a material adverse effect on the assets, properties, liabilities, business, financial condition, operations or prospects of the Company by an amount greater than $325,000 (a "Material Adverse Effect").

                  SECTION II.6. Absence of Undisclosed Liabilities. Except as and to the extent (i) reflected or reserved against on the Balance Sheet, (ii) set forth on Schedule 2.06 or (iii) incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practice, the Company has no material liabilities, debts or obligations of any kind or nature whatsoever (whether fixed, absolute, accrued, contingent, known or unknown or otherwise).

                  SECTION II.7. Absence of Certain Changes or Events. Since the Balance Sheet Date, except (i) as otherwise set forth on Schedule 2.07 or (ii) as otherwise expressly contemplated by this Agreement, the Company has not:

                  (a) changed or amended its Articles of Incorporation or Bylaws;

                  (b) incurred any obligation, debt or liability (whether fixed, absolute, accrued, contingent, known or unknown, or otherwise, of any kind or nature whatsoever), except trade payables and other business obligations (other than to Related Parties or any guarantees, obligations in respect of letters of credit or debt for borrowed money) incurred in the ordinary course of business and consistent with past practice;

                  (c) discharged or satisfied any Lien or paid any obligation, debt or liability (whether fixed, absolute, accrued, contingent, secured and unsecured, known or unknown, or otherwise, and whether due or to become due, of any kind or nature whatsoever), other than payments of obligations, debts or liabilities (other than guarantees, obligations in respect of letters of credit or debt for borrowed money) in the ordinary course of business and consistent with past practice;

                  (d) mortgaged, pledged or subjected to any Lien (other than Permitted Liens) any of its assets or properties;

                  (e) transferred, leased or otherwise disposed of any of its assets or properties except to persons other than Related Parties for fair consideration in the ordinary course of business and consistent with past practice, or acquired any assets or properties, except from persons other than Related Parties in the ordinary course of business and consistent with past practice;

                  (f) declared, set aside or paid any distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeemed or otherwise acquired any of its capital stock or split, combined or otherwise similarly changed its capital stock or authorized the creation or issuance of or issued or sold any capital stock or any securities or obligations convertible into or exchangeable therefor, or given any person any right to acquire any capital stock from the Company, or agreed to take any such action;

                  (g) made any loan or investment of a capital nature, whether by purchase of stock or securities, contributions to capital, property transfers or otherwise, in any other partnership, corporation or other entity or person;

                  (h) canceled or compromised any debt or claim, other than debts of or claims against persons other than Related Parties in the ordinary course of business consistent with past practice;

                  (i) waived or released any rights of material value, including without limitation, any Intangible Rights;

                  (j) transferred or granted any rights under or with respect to any Intangible Rights, or permitted any license, permit or other form of authorization relating to an Intangible Right to lapse;

                  (k) made or granted any wage, salary or benefit increase or bonus payment applicable to any group or classification of employees generally, entered into or amended the terms of any employment contract with, or made any loan to, or grant any severance benefits to, or entered into or amended the terms of any transaction of any other nature with, any Related Party;

                  (l) suffered any material casualty loss or damage (whether or not such loss or damage shall have been covered by insurance);

                  (m) surrendered, had revoked or had terminated, any Governmental Permit or other material approval, authorization or consent from any court, administrative agency or other governmental authority;

                  (n) delayed, postponed or otherwise failed to pay amounts owed or satisfy other liabilities when due, other than in the ordinary course of business and consistent with past practice;

                  (o) changed accounting methods or practices or revalued assets, liabilities or reserves or changed the calculation of bad debt, allowances, contingencies or other reserves; or

                  (p) entered into any agreement or commitment to take any action described in this Section 2.07.

                  SECTION II.8. Governmental Approvals. No order, authorization, approval or consent from, or filing with, any federal or state governmental or public body or other authority having jurisdiction over the Seller or the Company is required for the execution, delivery and performance by the Seller of this Agreement or any of the Ancillary Agreements to which the Seller is a party, is necessary in order to ensure the legality, validity, binding effect or enforceability against the Seller of this Agreement or any such Ancillary Agreement, or is necessary in order that the business of the Company can be conducted immediately following the Closing Date substantially in the same manner as heretofore conducted.

                  SECTION II.9. Title to Properties, Absence of Liens and Encumbrances. The Company has good and valid title to all of its assets and properties, including the Transferred Assets, in each case free and clear of all Liens other than (i) liens for taxes not yet due and payable, (ii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business and (iii) imperfections of title that do not detract from the value or impair the use of the property subject thereto (the Liens described in clauses (i), (ii) and (iii) above being referred to herein as "Permitted Liens"). The Company does not own any real property.

                  SECTION II.10. List of Properties, Contracts and Other Data. Attached as Schedule 2.10 is a list setting forth the following:

                  (a) all leases of real or personal property to which the Company is a party, either as lessee or lessor;

                  (b) (i) all patents, trademarks and trade names, trademark and trade name registrations, logos, service mark registrations, copyright registrations, all applications pending on the date hereof for patent or for trademark, trade name, service mark or copy right registrations, and all other proprietary rights (collectively "Intangible Rights") owned by the Company and (ii) all licenses granted by or to the Company and all other agreements to which the Company is a party that relate, in whole or in part, to any Intangible Rights or to other proprietary rights reasonably necessary to the Company, whether owned by the Company or otherwise;

                  (c) all employment, consulting and independent contractor agreements relating to the employment or engagement of any person by the Company; and

                  (d) all contracts, understandings and commitments to which the Company is a party, or to which the Company or any of its assets or properties is subject, and which are not specifically referred to in clauses (a), (b) or (c) above; provided, that there need not be listed on Schedule 2.10 any contracts, understandings or commitments incurred in the ordinary course of business and consistent with past practice and involving annual payments of less than $100,000.

To the knowledge of the Seller and the Company, all material provisions of the Company's customer contracts referred to in such Schedule are valid and enforceable obligations of the Company and of the other parties thereto. Except as disclosed on Schedule 2.10A, all material provisions of all other contracts referred to in such Schedule are valid and enforceable obligations of the Company, and to the knowledge of the Seller and the Company, of the other parties thereto. Except as disclosed on Schedule 2.10A, neither the Seller nor the Company has been notified or has any other knowledge of any claim that any contract referred to in such Schedule is not valid and enforceable in accordance with its terms for the periods stated therein, or that there is under any such contract any existing default or event of default or event which with notice or lapse of time or both would constitute such a default under such contracts or event that has occurred which would permit the termination or modification of such contracts.

                  SECTION II.11. Intangible Rights. (a) Except as set forth on
Schedule 2.11, (i) the Company has complied with its contractual obligations relating to the protection of the Intangible Rights used by it pursuant to licenses or other contracts, (ii) the Company has the right to use its Intangible Rights to provide, sell and produce the products and services provided and sold by it and to conduct its business as heretofore conducted, and, except as set forth on Schedule 2.11, the consummation of the transactions contemplated hereby will not alter or impair any such Intangible Rights, (iii) all such Intangible Rights are valid, enforceable and in good standing, and no claims have been asserted or, to the knowledge of the Seller and the Company, threatened, with respect to the use by the Company of any of the Intangible Rights or otherwise for patent, copyright or trademark infringement and (iv) to the knowledge of the Seller and the Company, no person is infringing on or violating the Intangible Rights or know-how used by the Company.

                  (b) Except as set forth on Schedule 2.11, upon consummation of the transactions contemplated by this Agreement, the Company will continue to own and have the right to use the Intangible Rights necessary to conduct its business as heretofore conducted, and all agreements for the license of any licensed Intangible Rights which require consents or other actions as a result of the consummation of the transactions contemplated by this Agreement in order for the

Company to continue to use and operate such Intangible Rights after the Closing Date, are identified on Schedule 2.11 under the heading "Consents Required."

                  SECTION II.12. Software. (a) The operating and applications computer software programs and databases used by the Company in the conduct of its business (collectively, the "Software") are described on Schedule 2.12. Except as set forth on Schedule 2.12, to the knowledge of the Seller and the Company, the Company owns outright or holds valid licenses to all copies of the Software used by it in its business. None of the Software used by the Company, and no use thereof, infringes upon or violates any patent, copyright, trade secret or other proprietary right of any other person and no claim with respect to any such infringement or violation has been asserted, or to the knowledge of the Seller and the Company, threatened. The Company has taken all steps reasonably necessary to protect its right, title and interest in and to the Software owned by it.

                  (b) The Company possesses or has access to the original and all copies of all documentation for all Software owned or used by it. Upon consummation of the transactions contemplated by this Agreement, except as set forth on Schedule 2.12, the Company will continue to own all the Software owned by it, free and clear of all Liens, and all agreements for the lease or license of Software which require consents or other actions as a result of the consummation of the transactions contemplated by this Agreement in order for the Company to continue to use and operate such Software after the Closing Date are listed on Schedule 2.12 under the heading "Consents Required."

                  (c) Any programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship included in the Software that were created by employees of the Company were made in the regular course of such employees' employment with the Company using the Company's facilities and resources and, as such, constitute "works made for hire".

                  SECTION II.13. Litigation, Etc. (a) Except as set forth on
Schedule 2.13, there are no claims, actions, suits, proceedings, enforcement actions or investigations pending or, to the knowledge of the Seller and the Company, threatened, (i) by or against the Company or any of its properties, assets, rights or businesses or (ii) by or against the Seller or its affiliates which would affect the Shares, the Company or any of the Company's properties, assets, rights or businesses. No such pending or threatened claims, actions, suits, proceedings or investigations, if adversely determined, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Neither the Seller nor the Company has any knowledge of any basis for any other claim, action, suit, proceeding or investigation which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                  (b) There are no claims, actions, suits, proceedings or investigations pending before or by any court, arbitrator, regulatory authority or government agency against or affecting, the Seller or the Company that could reasonably be expected to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

                  SECTION II.14. Taxes. (a) Except as set forth on Schedule 2.14, (i) the Company and any affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), of which the Company is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax returns, reports, declarations, statements and forms (collectively, "Returns") required to be filed by the Code or by applicable state, local or foreign tax laws, (ii) all Taxes shown to be due on such returns, reports and forms or required to be paid in respect of the periods covered by such returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof, and (iii) no material tax Liens have been filed and no material claims are being asserted in writing or, to the knowledge of the Seller and the Company, threatened with respect to any Taxes.

                  For purposes of this Agreement, "Taxes" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid or received, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, custom duties or other taxes, unclaimed property assessments, governmental fees or other like assessments or charges of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed on the Company, the Transferred Assets or the Shares by any governmental authority responsible for the imposition of any such taxes (domestic or foreign) ("Taxing Authorities"), (ii) liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payments of such amounts was determined or taken into account with reference to the liability of any other person for any period prior to the Closing Date and (iii) liability with respect to the payment of any amounts described in clause (i) as a result of any express or implied obligation to indemnify any other person.

                  (b) Except as set forth on Schedule 2.14, no Federal, state, local or foreign Returns of or relating to the Company have been examined by any Taxing Authority. The statute of limitations for the assessment of Federal, state and local income taxes with respect to the Company has expired for all periods prior to November 1, 1994.

                  (c) (i) neither the Seller nor any of its affiliates has made with respect to the Company, or any property held by the Company, any consent under Section 341 of the Code, (ii) no property of the Company is "tax exempt use property" within the meaning of Section 168(h) of the Code, and (iii) the Company is not a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to the repeal thereof.

                  (d) Except as set forth on Schedule 2.14, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material Returns required to be filed with respect to the Company and neither the Company nor any affiliated group, within the meaning of
Section 1504 of the Code, of which the Company is or has been a member, has requested any extension of time within which to file any material Return, which Return has not yet been filed.

                  (e) Except as set forth on Schedule 2.14, none of the Company, the Seller or its affiliates has ever, with respect to the Company, (i) requested or received a Tax ruling (other than a determination with respect to a qualified employee benefit plan) or entered into a legally binding agreement (such as a closing agreement) with any Taxing Authority, which ruling or agreement could have an effect on the Taxes of the Company on or after the Closing Date or (ii) filed any election or caused any deemed election under
Section 338 of the Code, or any similar state or local provision.

                  (f) The Company is not a party to any agreement, contract or arrangement that would result, by reason of the consummation of any of the transactions contemplated herein, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

                  (g) The Seller is eligible to join the Purchaser in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign tax law, including, but not limited to, Section 23051.5 of the California Revenue and Taxation Code) with respect to the purchase and sale of the Shares.

                  SECTION II.15. Governmental Authorizations and Regulations.
(a) The Company has obtained all governmental licenses, franchises and permits ("Governmental Permits") required under applicable law for the conduct of its business as currently conducted, except where the failure to obtain any such license, franchise or permit would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) The business of the Company is being conducted in compliance with all applicable laws, ordinances, rules and regulations of all governmental authorities relating to its properties or applicable to their business, including without limitation the terms of all Governmental Permits except for instances of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect. The Company has not received any written notice of any alleged violation of any of the foregoing.

                  (c) Neither the Company nor any of its assets or properties is subject to any court or administrative order, judgment, injunction or decree.

                  SECTION II.16. Labor Matters. The Company is not a party to any collective bargaining agreement with respect to any of its employees. There are no controversies between the Seller or the Company and any of the Company's employees that might reasonably be expected to have a Material Adverse Effect, or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending, or, to the knowledge of the Seller and the Company, threatened against the Seller or the Company, and, to the knowledge of the Seller and the Company, there are no organizational efforts currently being made or threatened involving any of the Company's employees. No payments to any employee of the Company for any wages, salaries, commissions, bonuses or other compensation for any services, or for amounts required to be reimbursed, are delinquent. All such payments to such employees, and applicable withholding and other Taxes with respect to such payments, have been made in compliance with all applicable laws.

                  SECTION II.17. Insurance. All policies of fire, liability, workers' compensation and other forms of insurance providing insurance coverage to or for the Company or any of its properties or assets are listed on Schedule 2.17, and, except as set forth on Schedule 2.17, (i) the Company is named insured under all such policies, (ii) all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, (iii) no notice of cancellation or termination has been received with respect to any such policy, (iv) no party is in breach or default and no event has occurred which, with notice or the lapse of time, would constitute a breach or default or permit the termination, modification or other cancellation of any such policy and (v) such policies provide insurance in such amounts and against such risks as are, in the Seller's judgment, reasonable for the business and assets of the Company. All such policies are in full force and effect and will remain in full force and effect through the Closing Date.

                  SECTION II.18. Use of Real Property. The leased real properties listed on Schedule 2.10 are used and operated by the Company in compliance and conformity in all material respects with all applicable zoning and building regulations, ordinances or other laws, orders, regulations and requirements relating thereto and all applicable leases.

                  SECTION II.19. Condition of Assets. All material tangible personal property, fixtures, machinery and equipment comprising the assets of the Company and the Transferred Assets are in a reasonable state of repair (ordinary wear and tear excepted) and operating condition and are suitable for the purposes for which they are being used.

                  SECTION II.20. Accounts Receivable. Except as set forth on
Schedule 2.20, the accounts receivable reflected on the Balance Sheet, and all accounts receivable arising between the Balance Sheet Date and the date hereof, arose from bona fide transactions in the ordinary course of business with unaffiliated third parties, and the goods and services involved have been sold, delivered and performed to the account obligers, and no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle the Company to collect such accounts receivable in full. Except as set forth on
Schedule 2.20, no account receivable nor any note receivable reflected on the Balance Sheet or which arose between the Balance Sheet Date and the date hereof
(i) has been assigned or pledged to any other person, firm or corporation or
(ii) is subject to any right of set-off in respect of any obligations of the Company or otherwise.

                  SECTION II.21. Books and Records; Bank Accounts; Proxies. (a) The corporate minute books and stock record books of the Company (which have been made available for inspection by the Purchaser prior to the date hereof) are true and complete in all material respects.

                  (b) Schedule 2.21 sets forth (i) a true and correct list of all bank and savings accounts, certificates of deposit and safe deposit boxes of the Company and those persons authorized to sign thereon, (ii) a true and correct list of those persons authorized to act under any corporate borrowing, depository and transfer resolutions, (iii) a true and correct list of all powers of attorney granted by the Company and those persons authorized to act thereunder and (iv) a true and correct list of all officers, directors and managers of the Company.

                  SECTION II.22. Employee Benefit Plans. Schedule 2.22 lists each pension, retirement, profit-sharing, stock bonus, deferred compensation, bonus, incentive, performance, stock option, stock purchase, restricted stock, cafeteria, flexible spending, medical, vision, dental, life disability or other group insurance, severance, termination or other similar plan, policy or arrangement (whether oral or written and whether or not subject to the Employee Retirement Income Security Act of 1974 ("ERISA")), maintained by the Seller or the Company or to which the Seller or the Company contributes or is required to contribute, in which any employee of the Company participates or to which the Company could have any liability (a "Plan"). The Seller and the Company have complied and currently are in compliance in all material respects, both as to form and operation, with the terms of each Plan and with the provisions of ERISA and the Code applicable to each Plan. No event has occurred, and there exists no condition or set of circumstances which has resulted in, or which could result in, the imposition of any liability on the Seller or the Company under ERISA, the Code or other applicable law with respect to any Plan maintained for the benefit of any of the Company's employees. There exist no unfunded pension plan liabilities with respect to either the Seller or the Company relating to any of the Company's employees.

                  SECTION II.23. Related Party Transactions. Except as set forth on Schedule 2.23 or as contemplated by this Agreement and the Ancillary Agreements, there are no existing material arrangements or proposed material transactions between the Company and (i) any shareholder, officer or director of the Seller or any of its subsidiaries (such shareholders, officers and directors being hereinafter individually referred to as a "Related Party"), (ii) any business (corporate or otherwise) which a Related Party owns, directly or indirectly, or in which a Related Party has an ownership interest, or (iii) between any Related Party and any business (corporate or otherwise) with which the Company or any of its subsidiaries regularly does business. Set forth on
Schedule 2.23 is a complete and accurate list of each contract, agreement, license, lease or other arrangement or understanding between the Company, on the one hand, and the Seller and any of its other subsidiaries, on the other hand.

                  SECTION II.24. Environmental Matters. (a)(i) Neither the Seller nor the Company has received any written notice from any governmental authority that alleges that the Company is not in compliance in any material respect with any Environmental Law, (ii) the Company holds, and is in compliance with, all Environmental Permits and is in compliance with all Environmental Laws, except for instances of noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect, (iii) the Company has not entered into or agreed to any court decree or order and is not subject to any judgment, decree or order relating to compliance with any Environmental Law or to investigation or cleanup of any pollutants, contaminants or hazardous or toxic wastes, substances or materials under any Environmental Law.

                  (b) For the purposes of this Agreement, the following terms have the meanings set forth below:

                  "Environmental Law" shall mean any law, statute, regulation, rule, order, consent decree, settlement agreement or governmental requirement of any governmental authority, which relates to or otherwise imposes liability or standards of conduct concerning discharges or releases of any pollutants, contaminants or hazardous or toxic wastes, substances or materials into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials.

                  "Environmental Permit" shall mean any licenses, permits, variances, approvals or other authorizations required by or pursuant to any applicable Environmental Law.

                  SECTION II.25. Absence of Certain Business Practices. Neither the Company nor any officer, director, employee or agent of the Company, nor any other person or entity acting on behalf of the Company, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, governmental employee or other person or entity with whom the Company has done business directly or indirectly or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, governmental employee or other person or entity who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which, under current law, in the case of either clause (i) or (ii) above, could reasonably be expected to subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

                  SECTION II.26. Brokers' or Finders' Fees. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Seller and Cain Brothers directly with the Purchaser, without the intervention of any person on behalf of the Seller or the Company in such manner as to give rise to any claim by any person against the Purchaser (or any of its members) or the Company for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                            OF THE PURCHASER PARTIES

                  Each Purchaser Party represents, warrants and acknowledges to the Seller as to itself and not as to any other Purchaser Party, severally and not jointly, as follows:

                  SECTION III.1. Power and Authority. The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, and to perform its obligations hereunder and thereunder. Nagelhout and Kazamek each have full legal capacity and authority to execute and deliver this Agreement and the Ancillary Agreements to which he is a party, and to perform his obligations hereunder and thereunder.

                  SECTION III.2. Authorization of Agreements, Etc. The execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party have been duly authorized by all requisite corporate action on the part of the Purchaser. Neither the execution and delivery by each of the Purchaser Parties of this Agreement and the Ancillary Agreements to which it or he is a party nor the performance by any of the Purchaser Parties of its or his obligations hereunder and thereunder, will
(i) violate any provision of law or any governmental regulation or order of any court or other agency of government that is applicable to any of the Purchaser Parties, (ii) violate the Articles of Incorporation or bylaws of the Purchaser,
(iii) violate any judgment, award or decree applicable to any of the Purchaser Parties, (iv) violate any provision of any note, indenture, agreement, lease or other instrument to which any of the Purchaser Parties is a party, or by which any of the Purchaser Parties or any of their respective properties or assets are bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such note, indenture, agreement, lease or other instrument, or (v) result in the creation or imposition of any Liens upon any of the properties or assets of any of the Purchaser Parties, except, in the case of clauses (i), (iii) or (iv) above, where any such violation, conflict, breach or default would not, individually or in the aggregate, have a material adverse effect on the assets, properties, liabilities or financial condition of the Purchaser or the ability of any of the Purchaser Parties to perform its or his obligations under this Agreement or any of the Ancillary Agreements to which it or he is a party.

                  SECTION III.3. Validity. This Agreement has been duly executed and delivered by each of the Purchaser Parties and constitutes, and the Ancillary Agreements to which each of the Purchaser Parties is a party, when executed and delivered by such Purchaser Party as contemplated hereby, will constitute, the legal, valid and binding obligation of such Purchaser Party, enforceable against it or him in accordance with their respective terms.

                  SECTION III.4. Governmental Approvals. No order, authorization, approval or consent from, or filing with, any federal or state governmental or public body or other authority having jurisdiction over any of the Purchaser Parties is required for the execution, delivery and performance by each of the Purchaser Parties of this Agreement or any Ancillary Agreement to which such Purchaser Party is a party, or is necessary in order to ensure the legality, validity, binding effect or enforceability against such Purchaser Party of this Agreement or any such Ancillary Agreement.

                  SECTION III.5. Litigation Relating to the Transactions Contemplated Hereby. There are no actions, suits, proceedings or claims pending before any court, arbitrator or government agency against or affecting any of the Purchaser Parties that could reasonably be expected to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

                  SECTION III.6. Acknowledgment by Nagelhout and Kazamek. Nagelhout and Kazamek acknowledge that they are not aware of any fact or circumstance that would result in or constitute a failure of a condition to the obligations of the Purchaser, Nagelhout or Kazamek, or a breach of any representation, warranty or covenant of the Seller with respect to the Company and its properties, assets, liabilities, business, financial condition and operations, contained in this Agreement.

                  SECTION III.7. Availability of Funds. The Purchaser has a firm financing commitment sufficient to enable it to consummate the transactions contemplated hereby. A true and correct copy of such commitment has been provided to the Seller. The financing so required is referred to in this Agreement as the "Financing." As of the date hereof, none of the Purchaser Parties has any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to the Purchaser on a timely basis to consummate the transactions contemplated hereby.

                  SECTION III.8. Brokers' or Finders' Fees. All negotiations relative to this Agreement and the transactions contemplated hereby and thereby have been carried out by the Purchaser Parties and Duff & Phelps, LLC directly with the Seller, without the intervention of any person on behalf of any of the Purchaser Parties in such manner as to give rise to any claim by any person against the Seller for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV
                              PRE-CLOSING COVENANTS
                                 AND AGREEMENTS

                  SECTION IV.1. Certain Covenants of the Seller. (a) Except as otherwise expressly contemplated by this Agreement or agreed to in writing by the Purchaser, at all times between the date hereof and the Closing Date, the Seller agrees that it shall cause the Company to:

                  (i) operate no business other than the Company's existing business and operate such business only in the usual, regular and ordinary manner and on a basis consistent with past practice, and use reasonable efforts to preserve the Company's current business organization in all material respects, keep available the services of the officers and employees of the Company, and preserve the Company's present relationships with all material customers of, and all other persons having material business dealings with, the Company;

                  (ii) maintain the Company's assets and properties in good repair, order and condition, consistent with past practice, reasonable wear and tear excepted;

                  (iii) maintain the Company's books of account and records in the usual, regular and ordinary manner, on a basis consistent with past practice; and

                  (iv) not, with respect to the Company, undertake any of the actions specified in Section 2.07.

                  (b) Between the date of this Agreement and the Closing Date, the Seller shall afford, and shall cause the Company to afford, the representatives of the Purchaser reasonable access during normal business hours to the offices, facilities, books and records of the Company and the Seller (to the extent relating to the affairs of the Company) and the opportunity to discuss the affairs of the Company with officers, employees, accountants, customers, suppliers and landlords of the Company and the Seller familiar therewith.

                  (c) Between the date of this Agreement and the Closing Date, Seller shall not permit the Company to, except as required by GAAP, (i) utilize accounting principles different from those used in the preparation of the Balance Sheet, (ii) change in any manner its method of maintaining its books of account and records from such methods as in effect on the Balance Sheet Date or
(iii) accelerate booking of revenues or the deferral of expenses.

                  (d) Between the date hereof and the Closing Date, the Seller
(i) shall not, nor shall it permit the Company to, enter into any transaction, make any agreement or commitment, or take any action, that would result in any of the representations, warranties or covenants of the Seller contained in this Agreement not being true and correct in any material respect at and as of the time immediately after the occurrence of such transaction, agreement or action,
(ii) shall not incur any liability or other obligation or pay any expenses or make any disbursements for or on behalf of the Company or make any accounting or other entries for any of the foregoing without the prior written consent of the Purchaser and (iii) shall use its reasonable efforts to promptly apply for and cause the Company to promptly apply for and seek to obtain all authorizations, consents, waivers, resignations and approvals required (including those specifically requested by the Purchaser with respect to real property leases of the Company) in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements.

                  SECTION IV.2. Certain Covenants of Nagelhout, Kazamek and the Purchaser. (a) Between the date hereof and the Closing Date, the Purchaser and each of its representatives shall cooperate fully with the Seller and its representatives with respect to the investigation by the Purchaser and its representatives of the Company so as to minimize any disruption to the Company's business and operations that may result from such investigation.

                  (b) Between the date hereof and the Closing Date, (i) neither Nagelhout, Kazamek nor the Purchaser shall enter into any transaction, make any agreement or commitment, or take any action, that would result in any of the representations, warranties or covenants of any of the Purchaser Parties contained in this Agreement not being true and correct in any material respect at and as of the time immediately after the occurrence of such transaction, agreement or action, and (ii) neither Nagelhout nor Kazamek, in their capacity as employees of the Company, shall, without the express direction of the Seller, enter into any transaction, make any agreement or commitment or take any action, that would result in any of the representations, warranties or covenants of the Seller contained in this Agreement not being true and correct in any material respect at and as of the time immediately after the occurrence of such transaction, agreement or action.

                  (c) Between the date hereof and the Closing Date, the Purchaser Parties shall cooperate with the Seller in its efforts to obtain the authorizations, consents, waivers and approvals referred to in Section 4.01(d).

                  (d) The Purchaser Parties shall keep all information obtained from the Seller and the Company confidential in accordance with the terms of the Confidentiality Agreement dated February 8, 2001 (the "Confidentiality Agreement") between the Seller and the Purchaser.

                  (e) The Purchaser Parties shall notify the Seller immediately upon any amendment to, or modification of the terms of, the Financing commitment described in Section 3.07, to the extent that any such amendment or modification would adversely affect the transactions contemplated hereby.

                  SECTION 4.03. Settlement of Intercompany Accounts; Retention of Cash Balances. (a) The Seller shall settle, before the Closing, all intercompany accounts receivable (net of all intercompany accounts payable) due to (or from) the Company as of the Balance Sheet Date and relating to the Seller or any of its other subsidiaries (i) by making a cash payment to the Company in an amount sufficient to retire all such net intercompany balances and (ii) by causing the Company, immediately thereafter, to pay to the Seller a corresponding amount in cash.

                  (b) The Seller shall retain all cash balances existing immediately prior to the Closing in the bank accounts of the Seller used by the Company and listed on Schedule 2.21.

                  (c) The Seller may cause the Company to make any such payment to it pursuant to this Section in the form of a dividend or a redemption (in either case, if and to the extent legally permissible), or in such other form as may be mutually agreed by the Seller and the Purchaser.

                  SECTION IV.4. Transfer of Certain Assets. (a) The Seller and the Purchaser acknowledge that the assets and properties listed on Schedule 4.04(a) are used primarily or exclusively in connection with the business of the Company and are currently owned by the Seller (the "Transferred Assets"). Prior to the Closing, the Seller shall transfer and assign to the Company the Transferred Assets, free and clear of any and all Liens other than Permitted Liens

(such transaction, the "Asset Transfer") and execute and deliver to the Company a bill of sale, substantially in the form of the Bill of Sale attached as Exhibit A (the "Bill of Sale") .

                  (b) On or prior to the Closing Date, and pursuant to an Assignment and Assumption of Stay-In-Place/Separation Agreements, substantially in the form of Exhibit B (the "Stay-In-Place Assignment Agreement"), the Seller shall assign to the Company, and the Company shall assume all of the Seller's liabilities and obligations under, the Stay-In- Place/Separation Agreements listed on Schedule 4.04(b) (collectively, the "Stay-In-Place Agreements").

                  (c) On or prior to the Closing Date, and pursuant to Assignment and Assumption Agreements in form and substance reasonably satisfactory to the Seller and the Purchaser (collectively, the "Assignment and Assumption Agreements"), the Seller shall assign to the Company, and the Company shall assume certain liabilities and obligations of the Seller under, the agreements listed on Schedule 4.04(c) (the "Assigned Agreements"). Notwithstanding anything contained in the Assignment and Assumption Agreements to the contrary, (i) the Seller shall retain all liabilities and obligations under the Assigned Agreements arising on or prior to the Closing Date (other than up to an aggregate of $113,000 in fees and charges currently payable under the License Agreement dated June 15, 1999 between ABT Corporation and the Seller) and (ii) the Company shall assume (A) all liabilities and obligations arising after the Closing Date under the Assigned Agreements (other than any liability or obligation arising from any default, breach or failure by the Seller or the Company to comply with the Assigned Agreements prior to the Closing Date) and (B) up to an aggregate of $113,000 in fees and charges currently payable under the aforementioned License Agreement.

                  SECTION IV.5. Books and Records. Seller shall cause the Company to deliver to the Purchaser or shall cause to be held at the principal office or other office of the Company where such principal records are normally kept, all books and records used in the operation of the business of the Company and all files, documents, papers, agreements, books of account, stock books, stock ledgers, minute books, corporate seal, and other records pertaining to the business of the Company, to the extent that such books, records, files and other materials are not theretofore located at the office of the Company.

                  SECTION IV.6. Publicity. Between the date hereof and the Closing Date, none of the Purchaser Parties shall publish any public announcement, statement or interview (in each case whether oral or written) regarding the transactions contemplated hereby; provided, that the Seller consents to, and agrees that it will cooperate with the Purchaser with respect to the content of, a press release to be issued regarding the transactions contemplated hereby. Nothing contained herein shall prevent any of the Purchaser Parties from at any time furnishing any information to any government authority or from disclosing any information required by law, so long as the disclosing party provides prior written notice to the Seller of its intention to disclose such information.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

                  SECTION V.1. Conditions Precedent to the Obligations of the Purchaser. The obligation of the Purchaser to consummate the purchase of the Shares contemplated by this Agreement is subject, at the option of the Purchaser, to the satisfaction or waiver in writing at or prior to the Closing of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Seller contained in Article II shall be true and correct in all material respects on and as of the Closing Date as though made at and as of that date (except for those representations and warranties that specifically relate to an earlier date, which shall be true and correct in all material respects as of such earlier date), and the Seller shall have so certified to the Purchaser in writing.

                  (b) Compliance with Covenants. The Seller shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it at or prior to the Closing, and the Seller shall have so certified to the Purchaser in writing.

                  (c) All Proceedings To Be Satisfactory. All proceedings to be taken by the Seller and the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser's counsel.

                  (d) No Material Adverse Change. There shall not have occurred since the Balance Sheet Date any undisclosed liabilities as described in Section
2.06 or any event which, in each case, could reasonably be expected to have a Material Adverse Effect.

                  (e) Opinion of Counsel. The Purchaser shall have received the opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel for the Seller, dated the Closing Date, in form and substance satisfactory to the Purchaser and its counsel, to the effect that:

                  (i) Each of the Company and the Seller is a corporation duly organized, validly existing and in good standing under the laws of the States of California and New York, respectively. The Company is duly licensed or qualified as a foreign corporation to do business, and is in good standing, in each other jurisdiction in which it owns or leases any real property or in which the character and location of its properties and assets owned or leased or the nature of its activities makes such licensing or qualification necessary, except such jurisdictions where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. The Company is currently not so licensed, qualified or in good standing in the jurisdictions set forth on Schedule 2.01. Each of the Company and the Seller has all requisite corporate power and authority to own or lease and operate its properties and assets, to carry on its business as currently conducted and to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, and to perform its obligations hereunder and thereunder.

                  (ii) The execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which it is a party have been duly authorized by all requisite corporate action on the part of the Seller, and this Agreement and such Ancillary Agreements constitute the legal, valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (iii) Neither the execution and delivery by the Seller of this Agreement and the Ancillary Agreements to which it is a party nor the performance by the Seller of its obligations hereunder and thereunder, will (i) violate any provision of law or any governmental regulation or order of any court or other agency of government that is applicable to the Seller or the Company, (ii) violate the Certificate of Incorporation or Bylaws of the Seller or the Company, (iii) violate any judgment, award or decree known to such counsel applicable to the Seller or the Company or (iv) except as set forth on Schedule 2.02, violate any provision of any note, indenture, agreement, lease or other instrument known to such counsel to which the Seller or the Company is a party, or by which the Seller or the Company or any of their respective properties or assets are bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such note, indenture, agreement, lease or other instrument.

                  (iv) The authorized capital stock of the Company consists of 1,000 shares of Company Common Stock, all of which have been duly authorized, are validly issued and outstanding, fully paid and nonassessable and owned of record by the Seller. Upon delivery to the Purchaser of certificates evidencing the Shares, duly endorsed for transfer or accompanied by stock transfer powers duly endorsed in blank, against payment of the Purchase Price as provided herein, the Purchaser will acquire valid title to the Shares, free and clear of any Liens, other than any adverse claim (as such term is defined in the Uniform Commercial Code - Investment Securities as in effect in the State of California on the Closing Date) of which the Purchaser has notice. During the course of such counsel's representation of the Seller in connection with this matter, nothing has come to its attention that would lead such counsel to conclude that any Liens exist with respect to the Shares immediately prior to the Closing.

                  (v) Except as expressly contemplated by this Agreement, to such counsel's knowledge, (i) no subscription, warrant, option, call, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences or indebtedness or assets, (iii) the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire, convert or exchange any shares of the capital stock of the Company or any interest therein or to pay any dividend or make any other distribution in respect thereof, (iv) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company and (v) there is not any agreement relating to the voting, transfer or registration under the securities laws of any Company Common Stock nor any outstanding proxies with respect thereto.

                  (vi) No order, authorization, approval or consent from, or filing with, any federal or state governmental or public body or other authority having jurisdiction over the Seller or the Company is required for the execution, delivery and performance by the Seller of this Agreement or any of the Ancillary Agreements to which the Seller is a party, is necessary in order to ensure the legality, validity, binding effect or enforceability against the Seller of this Agreement or any such Ancillary Agreement, or is necessary in order that the business of the Company can be conducted immediately following the Closing Date substantially in the same manner as heretofore conducted.

In rendering such opinions, counsel for the Seller shall be entitled to rely on certificates of fact by officers of the Seller and its subsidiaries (including the Company), and certificates of government officials.

                  (f) Consents and Approvals. All authorizations, consents, waivers and approvals (including the approval of the Board of Directors of the Seller, but excluding any consents, waivers or approvals required under any real property lease of the Company) required in connection with the execution, delivery and performance of this Agreement and each Ancillary Agreement, shall have been duly obtained, delivered to the Purchaser and shall be in form and substance satisfactory to the Purchaser and its counsel.

                  (g) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted by any party or threatened by any governmental department, agency or authority, in either case seeking to restrain, prohibit, invalidate or otherwise materially affect the consummation of the transactions contemplated hereby.

                  (h) Legal Prohibitions. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign or other legal restraint or prohibition preventing the purchase and sale of the Shares shall be in effect.

                  (i) Fairness Opinion. The Board of Directors of the Seller shall have received a fairness opinion (the "Fairness Opinion") with respect to the transactions contemplated hereby from Cain Brothers, or a similar internationally recognized investment banking firm acceptable to the Seller, indicating that the Purchase Price is fair to its shareholders from a financial point of view.

                  (j) Resignations. The Company shall have received the written resignation from his or her positions effective as of the Closing Date, of each person other than Nagelhout, Kazamek and John Gragg, who is, immediately prior to the Closing Date, an officer or director of the Company.

                  (k) Financing. The Purchaser shall have arranged the Financing substantially on the terms contemplated by the commitment provided to the Seller, unless the failure to arrange the Financing was the result of a failure by any of the Purchaser Parties to perform any covenant or condition contained therein or herein or the inaccuracy of any representation or warranty of the of the Purchaser Parties.

                  (l) Transition Agreement. The Seller shall have executed and delivered to the Company a Transition Agreement substantially in the form of Exhibit C (the "Transition Agreement").

                  (m) Releases. The Seller shall have executed a release in favor of the Company and the Purchaser Parties substantially in the form of Exhibit D (the "Release") and the Release shall have been delivered to the Purchaser.

                  (n) El Segundo Office Agreement. The Seller shall have executed and delivered to the Company the El Segundo Office Agreement substantially in the form of Exhibit E (the "El Segundo Office Agreement").

                  (o) Assignment and Assumption Agreements. The Seller shall have executed and delivered to the Company the Assignment and Assumption Agreements.

                  (p) Supporting Documents. On or prior to the Closing Date, the Purchaser and its counsel shall have received copies of the following supporting documents:

                  (i) (A) the Articles of Incorporation of the Company certified as of a recent date by the Secretary of State of the State of California, (B) a certificate of such Secretary as to the due incorporation, existence and good standing of the Company and listing all documents on file with said official and (C) a certificate of the Secretary or a Vice President of the Company dated the Closing Date and certifying that attached thereto is a true and complete copy of the Bylaws of the Company;

                  (ii) a certificate of the Secretary of the Seller dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the resolutions of the Board of Directors of the Seller approving the transactions contemplated by this Agreement as in effect on the date of such certification and (B) that the Articles of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and

                  (iii) such additional officer's and secretary's certificates with respect to the Seller and the Company and other supporting documents and information with respect to the operations and affairs of such entities as the Purchaser or its counsel may reasonably request.

All such documents shall be satisfactory in form and substance to the Purchaser and its counsel.

                  SECTION V.2. Conditions Precedent to the Obligations of the Seller. The obligation of the Seller to consummate the sale and transfer of the Shares contemplated by this Agreement is subject, at the option of the Seller, to the satisfaction or waiver in writing at or prior to the Closing of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Purchaser Parties contained in Section 1.05(a) and Article III of this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of that date (except for those representations and warranties that specifically relate to an earlier date, which shall be true and correct in all material respects as of such earlier date) and the Purchaser Parties shall have so certified to the Seller in writing.

                  (b) Compliance with Covenants. The Purchaser Parties shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by them at or prior to the Closing, and the Purchaser Parties shall have so certified to the Seller in writing.

                  (c) All Proceedings To Be Satisfactory. All proceedings to be taken by the Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller's counsel.

                  (d) Consents and Approvals. All authorizations, consents, waivers and approvals (including the approval of the Board of Managers (or similar governing body) of the Purchaser) required in connection with the execution, delivery and performance of this Agreement and each Ancillary Agreement, shall have been duly obtained and shall be in form and substance satisfactory to the Purchaser and its counsel.

                  (e) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted by any party or threatened by any governmental department, agency or authority, in either case seeking to restrain, prohibit, invalidate or otherwise materially affect the consummation of the transactions contemplated hereby.

                  (f) Legal Prohibitions. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other legal restraint or prohibition preventing the purchase and sale of the Shares shall be in effect.

                  (g) Fairness Opinion. The Board of Directors of Seller shall have received the Fairness Opinion.

                  (h) Transition Agreement. The Company shall have executed and delivered to the Seller the Transition Agreement.

                  (i) Release. The Company and the Purchaser Parties named therein shall have executed and delivered to the Seller the Release.

                  (j) Stay-In-Place Assignment Agreement. The Company, Nagelhout, Kazamek and the other individuals named therein shall have executed and delivered to the Seller the Stay- In-Place Assignment Agreement.

                  (k) El Segundo Office Agreement. The Company shall have executed and delivered to the Seller the El Segundo Office Agreement.

                  (l) Assignment and Assumption Agreements. The Company shall have executed and delivered to the Seller the Assignment and Assumption Agreements.


                                   ARTICLE VI
                             POST-CLOSING COVENANTS
                                 AND AGREEMENTS

                  SECTION VI.1. Covenant Not to Compete. (a) Until the third anniversary of the Closing Date, without the prior written consent of the Company which may be withheld in the Company's sole discretion, the Seller shall not, nor shall it permit any of its subsidiaries to, anywhere in the world, directly or indirectly, develop, create, maintain, sell, promote or otherwise deal in any products or perform any services that compete with any products or services that are currently offered for sale by the Company, or are currently in development by the Company and set forth on Schedule 6.01 (collectively, "Competing Products"), or prepare, commit or undertake to do any of the foregoing. Notwithstanding anything contained in this paragraph, the foregoing covenant shall not be deemed breached as a result of: (i) the ownership by the Seller or any subsidiary of the Seller of (A) less than an aggregate 5% of any class of stock or other equity interests in any publicly-traded company or (B) less than 10% in value of any instrument of indebtedness of a person or entity engaged, directly or indirectly, in the sale of Competing Products, (ii) the inclusion of retrospective reimbursement contract modeling capabilities in the Seller's product currently known as "Remit," so long as (A) the Remit product provides remittance processing and workflow management capabilities to a hospital's business office, (B) the Remit contract modeling capabilities are only offered as a bundled feature of the Remit product and (C) the Seller does not include support for, or reporting of, any cost accounting or cost information in the Remit product or (iii) the participation by the Seller or any of its subsidiaries in any joint venture or other alliance so long as (A) neither Seller nor any of its subsidiaries receives any fee or other compensation in respect of any Competing Products sold by such venture or other alliance and (B) the primary purpose of such joint venture or other alliance is not to develop, create, maintain, sell, promote or otherwise deal in Competing Products.

                  (b) Until the second anniversary of the Closing Date, without the prior written consent of the other party which may be withheld in that party's sole discretion, each of the Seller and the Purchaser agrees that, except as otherwise set forth in Section 4.05, it shall not, nor shall it permit any of its subsidiaries to, directly or indirectly solicit, recruit, hire, or subcontract work to, any person who is then (or within the preceding 12 months was) employed by such other party or any of such other party's subsidiaries.

                  (c) It is the desire and intent of the Seller and the Purchaser that the provisions of this Section shall be enforced to the fullest extent permitted under the laws and public policies of each jurisdiction in which enforcement is sought. If any court of competent jurisdiction determines that any provision of this Section is unenforceable, such court shall have the power to reduce the duration or scope of such provision, as the case may be, or terminate such provision, and, in reduced form, such provision shall be enforceable; it is the intention of such parties that the foregoing restrictions shall not be terminated, unless so terminated by a court of competent jurisdiction, but shall be deemed amended to the extent required to render them valid and enforceable, such amendment only to apply with respect to the operation of this Section in the jurisdiction of the court that has made the adjudication.

                  SECTION VI.2.  Certain Tax Matters.

                  (a) Tax Sharing Agreements. Prior to the Closing, the Seller shall provide to the Purchaser copies of any existing tax sharing agreements between the Seller or any of its affiliates and the Company. Any tax sharing agreement between the Seller or any of its affiliates and the Company shall be deemed terminated, insofar as they relate to the Company, and the Company shall have no further obligation or liabilities thereunder, as of the Effective Date and such agreements, insofar as they relate to the Company, shall be of no further force or effect for any taxable year.

                  (b) Returns for Periods Through the Effective Date. The Seller shall include the income of the Company on its consolidated federal income Tax Return for all periods through the Effective Date and pay any federal income Tax attributable to such income. The Company shall furnish Tax information to the Seller for inclusion in the Seller's consolidated federal income Tax Return for the period that includes the Effective Date in accordance with the Company's past custom and practice. The income of the Company shall be apportioned to the period up to and including the Effective Date and the period after the Effective Date by closing the books of the Company as of the end of the Effective Date.

                  (c) Section 338(h)(10) Election. The Seller shall take all actions necessary to join the Purchaser in making, and shall make an effective and timely, election under Section 338(h)(10) of the Code (and any corresponding elections under, local or foreign tax law, including Section 23051.5 of the California Revenue and Taxation Code) with respect to the purchase and sale of the Shares.

                  (d) Allocation of Purchase Price. For all federal, state, local and foreign income and franchise Tax purposes, the Seller and the Purchaser agree that the Purchase Price and the liabilities of the Company will be allocated to the assets and properties of the Company (i) as determined by the Purchaser in its sole discretion; provided, that if the Purchaser does not deliver to the Seller within 90 days after the Closing Date a schedule setting forth such allocation, then the Seller shall be entitled to determine the allocation of the Purchase Price in a manner reasonably consistent with the balance sheet of the Company as of the Effective Date. The Seller, the Purchaser and the Company shall file all Tax Returns and information reports in a manner consistent with such allocation. If any federal, state, local or foreign Taxing Authority challenges such allocation, the party receiving notice of such challenge shall give the other parties prompt written notice of such challenge, and the parties shall cooperate in good faith in responding to it in order to preserve the effectiveness of such allocation.

                  (e) Transfer Taxes. All transfer, documentary, sales, use, recording, filing, stamp and other similar transaction Taxes or fees ("Transaction Taxes") imposed upon or incurred by the parties in connection with this Agreement and the transactions contemplated hereby (other than stock transfer Taxes) shall be borne 50% by the Seller and 50% by the Purchaser, and the Seller and the Purchaser shall cooperate in timely making all Returns and other filings as may be required to comply with the provisions of any applicable Tax laws. The Seller shall pay any stock transfer Taxes due as a result of the sale of the Shares.

                  SECTION VI.3. Names. After the Closing, neither the Seller nor any of its subsidiaries shall use or infringe in any manner any Intangible Rights of the Company, including the names Health Care Microsystems, HCm or any derivations of them.

                  SECTION VI.4. Receivables. Upon receipt of any monies due to the Company after the Closing, the Seller shall, and shall cause its subsidiaries to, immediately pay upon receipt such monies to the Company.

                  SECTION VI.5. Cooperation. After the Closing, upon reasonable written notice, the Purchaser and the Seller shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the Company as is reasonably necessary for financial and regulatory reporting and accounting matters, the preparation and filing of any tax returns, reports or forms, the defense of any tax claim or assessment or any regulatory authority or other governmental inquiry or investigation. In addition, if and to the extent necessary, the Purchaser shall cause the Company to cooperate with the Seller in facilitating the closing of the bank accounts of the Seller used by the Company prior to the closing and listed on Schedule 2.21.

Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section. Neither party shall be required by this Section to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of the Purchaser, the business or operations of the Company). If the Company goes out of business or ceases all of its operations, then before disposing of any books or records relating to its business and operations for the period prior to and including the Effective Date, the Purchaser shall cause the Company to give notice to such effect to the Seller and to give the Seller, at Seller's sole cost and expense, an opportunity to copy all or any part of such books and records.

                  SECTION VI.6. Foreign Jurisdiction Filings. The Seller has provided the Company with the applications to do business, annual report forms, applications for reinstatement and such other forms as may be required to qualify or reinstate the Company to do business or otherwise return the Company to good standing in the jurisdictions listed on Schedule 2.01. Within 60 days after the Closing Date, the Purchaser shall cause the Company to prepare and deliver to the Seller all such required application, reports and forms. Promptly following the Seller's receipt thereof, the Seller shall (a) cause such applications, reports and forms to be filed in the appropriate jurisdictions,
(b) pay all outstanding Taxes, fees, penalties and other amounts required in connection with such filings and (c) deliver to the Company a good standing or other similar certificate from each such jurisdiction evidencing the qualification or reinstatement of the Company to do business in such jurisdiction. The Purchaser and the Seller shall (and the Purchaser shall cause the Company to) cooperate with each other in connection with the foregoing.

                  SECTION VI.7. Survival. The provisions of this Article VI and
Article VII shall survive the Closing.

                                   ARTICLE VII
                                 INDEMNIFICATION

                  SECTION VII.1. Survival of Representations, Warranties and Covenants. The representations and warranties made by each party in this Agreement and the Ancillary Agreements (including any certificate or instrument delivered pursuant to this Agreement at Closing) shall survive the Closing Date and shall terminate at the close of business on the date that is the first anniversary of the Closing Date, provided, that the representations and warranties made in Sections 2.14 and 2.22 shall survive until 90 days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive). The covenants and other agreements contained herein and in the Ancillary Agreements shall survive in accordance with their terms. Notwithstanding the foregoing, if notice of an indemnification claim shall have been delivered before the aforementioned time period has elapsed with respect to a breach of representation, warrant or covenant, such representation, warranty or covenant shall survive until such claim is resolved.

                  SECTION VII.2. Indemnity. (a) Subject to the terms and conditions of this Article VII, the Seller hereby agrees to indemnify, defend and hold each of the Purchaser Parties and the Company and their respective affiliates, controlling persons, officers, directors, shareholders, members, agents, partners, representatives and employees (collectively, the "Purchaser Indemnified Group") harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon, suffered by or incurred by any member of the Purchaser Indemnified Group to the extent arising out of:

                  (i) a breach of any representation or warranty of the Seller contained in or made pursuant to this Agreement or any Ancillary Agreement (including any certificate or instrument delivered at Closing pursuant hereto);

                  (ii) a breach of any covenant or agreement of the Seller contained in or made pursuant to this Agreement or any Ancillary Agreement (including any certificate or instrument delivered at Closing pursuant hereto);

                  (iii) any liability or obligation for (A) any and all Taxes (other than income Taxes) incurred by, imposed upon or attributable to the Company through the Balance Sheet Date, (B) any and all income Taxes incurred by, imposed upon or attributable to the Company through the Effective Date or (C) any and all Taxes incurred by, imposed upon or attributable to the Seller or any of its other subsidiaries or any affiliated or combined group member; and/or

                  (iv) any other liabilities or obligations in respect of the assets, properties, activities or operations of the Company, the Transferred Assets, the Shares, the Seller or its other subsidiaries based upon an event or omission occurring or a claim arising prior to the Closing Date (even if the claim is made after the Closing Date), except for (A) any such event or claim of which Nagelhout or Kazamek had knowledge that was not communicated to the Seller prior to the Closing Date, (B) accounts payable and accrued expenses of the Company, if any, as of the Closing Date, which are reflected on the Balance Sheet or were incurred by the Company (and not by the Seller for or on behalf of the Company) after the Balance Sheet Date, (C) liabilities of the Company pursuant to revenue agreements existing as of the Closing Date, which are reflected on the Balance Sheet or were entered into by the Company (and not by the Seller for or on behalf of the Company) after the Balance Sheet Date and (D) obligations of the Company arising from and after the Closing Date under any and all operating agreements, leases, maintenance agreements and other executory agreements to which the Company is a party or to which the Company or any of its assets or properties is subject (other than any liability or obligation arising from any default, breach or failure by the Company or the Seller to comply with such agreements prior to the Closing Date).

                  (b) Subject to the terms and conditions of this Article VII, the Purchaser hereby agrees to indemnify, defend and hold the Seller and its affiliates, controlling persons, officers, directors, shareholders, agents, partners, representatives and employees (collectively, the "Seller Indemnified Group") harmless from and against all Damages asserted against, resulting to, imposed upon or incurred by any member of the Seller Indemnified Group to the extent arising out of:

                  (i) a breach of any representation or warranty of any of the Purchaser Parties contained in or made pursuant to this Agreement or any Ancillary Agreement (including any certificate or instrument delivered at Closing pursuant hereto); and/or

                  (ii) a breach of any covenant or agreement of any of the Purchaser Parties contained in or made pursuant to this Agreement or any Ancillary Agreement (including any certificate or instrument delivered at Closing pursuant hereto).

                  (c) The parties agree to treat any indemnification payment under this Article VII as an adjustment to the Purchase Price for Tax purposes. Thus, the indemnifying party will not claim any deduction with respect to the indemnification payment and the indemnified party will not report the indemnification payment as income. To the extent any indemnification payment under this Article VII cannot properly be treated as an adjustment to the Purchase Price for Tax purposes, then any such amount shall be increased to take account of any net Tax cost actually incurred by the indemnified party by reason of the receipt of any indemnity payment and shall be reduced to take account of any net Tax benefit actually realized by the indemnified party in respect of the loss for which the indemnification payment is being paid. With respect to a Tax benefit realized in a year subsequent to the year in which indemnification payment is made, the indemnified party shall pay to the indemnifying party the amount of such Tax benefit only when such Tax benefit is actually realized for Tax purposes. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified loss, liability, claim, damage or expense.

                  SECTION VII.3. Limitations on Indemnity. Notwithstanding anything in this Article VII to the contrary except pursuant to Section 7.06,
(i) the aggregate liability of the Seller pursuant to Section 7.02(a)(i) (other than in respect of a breach of a representation or warranty contained in Section
2.14 or 2.22) shall not exceed $1,000,000; (ii) the aggregate liability of the Purchaser Parties pursuant to Section 7.02(b)(i) shall not exceed $1,000,000; and (iii) neither the Seller, on the one hand, nor the Purchaser Parties, on the other hand, shall be obligated to indemnify the other and hold it or them, as the case may be, harmless against Damages caused by a breach of any representation or warranty of such party, unless the aggregate amount of such Damages to the other shall exceed $100,000, and then from the first dollar to the full extent of such Damages.

                  SECTION VII.4. Conditions of Indemnification. (a) In order for a party to be entitled to any indemnification provided for under this Agreement arising out of a claim made by any person against the indemnified party (a "Third Party Claim"), the indemnified party must within 20 days after receipt of notice of commencement of any action or the assertion of a Third Party Claim, give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading (provided that failure so to notify the indemnifying party of the assertion of a claim within such period shall not affect its indemnity obligation hereunder except as and to the extent that such failure shall adversely affect the defense of such claim), and, subject to paragraph (c) below, the indemnifying party shall have the right to undertake the defense thereof by counsel of its own choosing (unless the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate); provided, that such counsel is not reasonably objected to by the indemnified party.

                  (b) In the event that the indemnifying party, by the 20th day after receipt of notice of any such Third Party Claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such Third Party Claim), does not elect to defend against such claim, the indemnified party will have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party.

                  (c) If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, it being understood that the indemnifying party shall control such defense.

                  (d) If the indemnifying party assumes the defense of a Third Party Claim, (i) no compromise or settlement of such Third Party Claim may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such Third Party Claim effected without its consent.

                  (e) Anything in this Section to the contrary notwithstanding, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages (if such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages).

                  (f) In connection with any such indemnification, the indemnified party will cooperate in all reasonable requests of the indemnifying party.

                  SECTION VII.5. Other Claims. In the event any indemnified party should have a claim against any indemnifying party that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 20 days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party shall promptly pay any amount of such claim that is not disputed and the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

                  SECTION VII.6. Certain Pending Causes of Action. The Seller has agreed to indemnify, defend and hold harmless the Company and the Purchaser from and against all Damages, costs of investigation and costs of defense (not subject to the amounts set forth in Section 7.03) relating to the pending causes of action described in items 1-4 of Schedule 2.13. The Purchaser agrees, on behalf of itself and the Company, that the Seller shall, from and after the Closing Date, continue to undertake the defense thereof by counsel of the Seller's own choosing and at Seller's expense. The Company shall have the right to continue to participate in the defense thereof and to employ counsel, at its own expense, it being understood that the Seller shall control such defense. The Seller agrees that no compromise or settlement of such causes of action may be effected by it without the Company's consent unless (i) there is no finding or admission of any liability or violation of law or any violation by the Company of the rights of any person and no effect on any other claims that may be made against the Company and (ii) the sole relief provided is monetary damages that are paid in full by the Seller. Neither the Company nor the Purchaser will have any liability with respect to any compromise or settlement of such causes of action effected without its consent. The Purchaser shall cause the Company to cooperate in all reasonable requests of the Seller, at the Seller's expense, relating to the foregoing.

                  SECTION VII.7. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies against the other parties.

                                  ARTICLE VIII
                            TERMINATION OF AGREEMENT

                  SECTION VIII.1. Termination of Agreement Prior to Closing. This Agreement may be terminated and the sale and transfer of the Shares contemplated hereby may be abandoned at any time prior to the Closing:

                  (a) by the mutual written consent of the Seller and the Purchaser;

                  (b) by either (i) the Purchaser if there shall have been a material breach of any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement or (ii) the Seller if there shall have been a material breach of any of the representations, warranties, covenants or agreements of any of the Purchaser Parties contained in this Agreement, in either case, only if (A) such breach would result in the failure to satisfy one or more of the conditions set forth in Section 5.01 (in the case of a breach by the Seller) or Section 5.02 (in the case of a breach by any of the Purchaser Parties) and (B) such breach (1) by its nature is not capable of being cured or (2) shall not have been cured within 30 days after written notice thereof shall have been given by the terminating party to the party or parties alleged to be in breach; or

                  (c) by either the Purchaser, on the one hand, or the Seller, on the other hand, if the Closing shall not have occurred prior to the close of business on December 12, 2001; provided, that (i) the right to terminate this Agreement under this paragraph (c) shall not be available to the Purchaser if any breach of the representations, warranties, covenants or agreements of any of the Purchaser Parties contained in this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the close of business on such date and (ii) the right to terminate this Agreement under this paragraph (c) shall not be available to the Seller if any breach of the representations, warranties, covenants or agreements of the Seller contained in this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the close of business on such date.

                  SECTION VIII.2. Method and Effect of Termination. (a) Any party desiring to terminate this Agreement pursuant to Section 8.01 shall give notice to each of the other parties in accordance with Section 9.04.

                  (b) In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement, except for the representations and warranties contained in Sections 2.26 and 3.08 and the provisions of this Article VIII and
Article IX, shall become void and have no further effect, with no liability on the part of any party or its members, directors, officers or stockholders; provided, that nothing in this Section 8.02 shall relieve any party of liability for a breach of any provision of this Agreement occurring prior to such termination.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  SECTION IX.1. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

                  SECTION IX.2. Expenses, Etc. All costs and expenses, including fees and disbursements of counsel, advisors, accountants and consultants, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, the Ancillary Agreements and the closing of the transactions contemplated hereby and thereby (collectively, "Expenses") shall be paid by the party incurring such Expenses, whether or not the transactions contemplated by this Agreement are consummated; provided, however, that the Seller agrees that it shall reimburse the Purchaser for (a) 50% of such reasonable fees and expenses incurred by the Purchaser up to a maximum reimbursement of $25,000 or
(b) 100% of such reasonable fees and expenses incurred by the Purchaser if the Seller fails to consummate the transactions contemplated hereby because the Board of Directors of the Seller fails to approve such transactions prior to the termination of this Agreement for any other reason. Notwithstanding the foregoing, any fees to be paid to Cain Brothers by the Seller in connection with the transactions contemplated hereby will be paid by the Seller out of the proceeds from the Purchase Price.

                  SECTION IX.3. Execution in Counterparts. This Agreement may be executed in one or more counterparts (which may be transmitted by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION IX.4. Notices. All notices, requests, instructions and other documents that are required to be or may be given or delivered pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered by hand or national overnight courier service, transmitted by facsimile (confirmed by another method of delivery permitted hereunder) or mailed by registered or certified mail, postage prepaid, as follows:

                  if to the Seller to:

                           Health Management Systems, Inc.
                           401 Park Avenue South
                           New York, NY 10016
                           Attention:  Mr. Robert Holster
                           Facsimile: (212) 857-5973

                  with a copy to:

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, NY  10111

                           Attention: Robert A. Schwed, Esq.
                           Fax:  (212) 841-5725

                  if to any Purchaser Party to:

                           Avega Partners, Inc.
                           200 North Sepulveda, Suite 600
                           El Segundo, CA 90245
                           Attention: Mr. Robert V. Nagelhout
                           Facsimile: (310) 563-3206

                  with a copy to:

                           Preston Gates & Ellis LLP
                           Four Park Plaza, Suite 1900
                           Irvine, CA 92614
                           Attention: Elaine Levin, Esq.
                           Facsimile: (949) 253-0902

or such other address or addresses as any party shall have designated by notice in writing to the other parties. Such notices, requests, instructions and other documents shall be deemed given or delivered (i) five business days following sending by registered or certified mail, postage prepaid, (ii) one business day following sending by national overnight courier service, (iii) when sent, if sent by facsimile (but only if such facsimile is promptly confirmed by such other method of delivery) or (iv) when delivered, if delivered by hand.

                  SECTION IX.5. Waivers. The Seller, on the one hand, and the Purchaser Parties, on the other hand, may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of the Seller, on the one hand, and the Purchaser Parties, on the other hand, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by the Seller, on the one hand, and the Purchaser Parties, on the other hand, of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  SECTION IX.6. Amendments, Supplements, Etc. This Agreement may be amended, modified or supplemented only by a writing signed by the Seller and the Purchaser Parties.


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
                  SECTION IX.7. Entire Agreement. This Agreement, its exhibits and schedules, the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof. Notwithstanding the foregoing, Section 10 of the Letter of Intent dated May 31, 2001 among the Seller, HCm Acquisition Company, LLC, Nagelhout and Kazamek shall survive the execution and delivery of this Agreement.

                  SECTION IX.8. Applicable Law. This Agreement and each of the Ancillary Agreement (unless otherwise specified therein) shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                  SECTION IX.9. Further Assurances. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents and (iii) to do or cause to be done such other acts and things, all as the other parties may from time to time reasonably request for the purpose of carrying out the intent of this Agreement and the Ancillary Agreements.

                  SECTION IX.10. Interpretation. (a) As used herein, the words "hereof," "herein," "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words "Article," "Section" and "Schedule" are references to the articles, sections and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. References to a person or entity are also to its successors and permitted assigns.

                  (b) As used herein, (i) "knowledge" of any person means the actual knowledge of such person, (ii) "knowledge of the Company" and words of similar import means the knowledge of Nagelhout and/or Kazamek and (iii) "knowledge of the Seller and the Company" and words similar import means the knowledge of the Company and/or the Seller.

                  (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.


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
                  SECTION IX.11. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns and nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION IX.12. Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party without the prior written consent of the other parties.


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
                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties as of the date first above written.

                                   HEALTH MANAGEMENT SYSTEMS, INC.


                                   By    /s/ Robert M. Holster
                                     __________________________________
                                             Robert M. Holster
                                             President

                                   AVEGA PARTNERS, INC.


                                   By    /s/ Robert M. Nagelhout
                                     ___________________________________
                                        Name:  Robert V. Nagelhout
                                        Title: President

                                         /s/ Robert V. Nagelhout
                                     _____________________________________
                                            Robert V. Nagelhout

                                         /s/ Thomas Kazamek
                                     _____________________________________
                                               Thomas Kazamek